Exhibit 99.9

November 30, 2018

Dear Fellow Shareholder:

You are cordially invited to attend the annual and special meeting of shareholders (the “Meeting”) of Algae Dynamics Corp. (“Algae Dynamics” or the “Corporation”), which will be held on 25th day of January, 2019, at 2:00 p.m. Eastern Standard Time (EST), at the offices Ricketts Harris LLP, 181 University Avenue, Suite 800 M5H 2X7, Toronto, Ontario, Canada.

We are pleased to provide access to our proxy materials over the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. As a result, on or about November 30, 2018, we mailed a Notice of Internet Availability of Management Materials (the “Notice”) to many of our shareholders instead of a paper copy of this proxy statement and annual financial statements for each of the fiscal years ended 2015, 2016, and 2017. The 2018 Financial Statements as prepared by management are currently available on the Algae Dynamics Corp’s website and the 2018 annual report will be filed with the SEC ( https://www.sec.gov/ ) during the month of December 2018. (the “Annual Reports”). The Notice contains instructions on how to access those documents over the Internet. The Notice also contains instructions on how to receive a paper copy of our proxy materials by mail. If you received our proxy materials by mail, the Notice, proxy statement, the Annual Reports and proxy card were enclosed. Continuing to employ this distribution process conserves natural resources and reduces the costs of printing and distributing our proxy materials. We encourage you to read our Annual Reports, as they include our audited financial statements.

You may vote over the Internet, or, if you requested to receive or received printed management materials by mailing a proxy or voting instruction form. Please review the instructions on each of your voting options described in this proxy statement, the accompanying proxy card, or the Notice you received in the mail. Voting over the Internet or by written proxy or voting instruction card will ensure your representation at the Meeting regardless of whether you attend. The Management Circular and Proxy Statement and the annual report are available at http://www.algaedynamics.com/investor-annual-meeting.php

Whether or not you attend the Meeting, it is important that your shares be represented and voted at the Meeting. If you decide to attend the Meeting and you are a registered shareholder, you will be able to vote in person, even if you have previously submitted your proxy, subject to the conditions and requirements set forth in the Management Circular and Proxy Statement.

The business to be conducted at the Meeting is explained in the accompanying Notice of Annual and Special Meeting of Shareholders and Management Circular and Proxy Statement. At the Meeting, we will also discuss our results for the past fiscal year. The enclosed Notice of Annual and Special Meeting of Shareholders and Management Circular and Proxy Statement contain details regarding each of the proposals, the Meeting and other matters. We encourage you to review these materials carefully.

Thank you for your continued support.

Very truly yours,

/s/ Richard Rusiniak
Chief Executive Officer
Algae Dynamics Corp.

1 | Page

The accompanying Management Circular and Proxy Statement is dated November 30, 2018 and is first being mailed to the shareholders of Algae Dynamics on or about November 30, 2018.

ALGAE DYNAMICS CORP.

37 – 4120 Ridgeway Drive

Mississauga, Ontario Canada L5L 5S9

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD JANUARY25th , 2019

NOTICE IS HEREBY GIVEN that an annual and special meeting (“Meeting”) of the shareholders (the “Shareholders”) of Algae Dynamics Corp. (the “Corporation”) will be held at the offices of Ricketts Harris LLP, 181 University Avenue, Suite 800 M5H 2X7, Toronto, Ontario, Canada on January 25, 2019 at the hour of 2:00 PM. (Eastern Standard Time) to receive and consider the financial statements of the Corporation for the fiscal periods ended March 31, 2015, 2016, 2017 and 2018 and to vote for the following proposals:

1.	To ratify and confirm the election of the directors of the Corporation for each of the years ending March 31, 2015, 2016, 2017 and 2018 and to confirm the election of the directors of the Corporation for the ensuing year;

2.	To appoint UHY McGovern, Hurley LLP, Chartered Accountants as the auditors of the Corporation and to authorize the directors to fix their remuneration for the ensuing year and to confirm and ratify their appointment for the years ending March 31, 2015, 2016, 2017 and 2018 on the same basis;

3.	To consider and, if deemed advisable, to pass, with or without variation, a special resolution authorizing and approving an amendment to the articles of the Corporation to authorize the change of the name of the Corporation to “CanaQuest Medical Corp.” or such other name as is acceptable to the Corporation;

4.	To transact such further or other business as may properly come before the Meeting or any adjournment or adjournments thereof.

An “ordinary resolution” is a resolution passed by at least a majority of the votes cast by Shareholders who voted in respect of that resolution at the Meeting where as a “special resolution” is a resolution passed by a majority of not less than two-thirds of the votes cast by Shareholders who voted in respect of that resolution at the Meeting. The nature of the business to be transacted at the Meeting is described in further detail in the accompanying Management Circular and Proxy Statement.

The Board of Directors has fixed the close of business on November 26, 2018 as the record date for determining the shareholders entitled to notice of and to vote at the Meeting and any adjournment or postponement thereof. Shareholders of record attending the Meeting should be prepared to present government-issued picture identification for admission. Shareholders owning common shares through a broker, bank, or other record holder should be prepared to present government-issued picture identification and evidence of share ownership as of the record date, such as an account statement, voting instruction form issued by the broker, bank or other record holder, or other acceptable document, for admission to the Meeting. Check-in at the Meeting will begin at 1:00 PM., Toronto time, and you should plan to allow ample time for check-in procedures.

2 | Page

These items of business, including the nominees for director, are more fully described in the Management Proxy Circular and Proxy Statement accompanying this notice. This notice and the accompanying Management Proxy Circular and Proxy Statement have been sent to each director of the Company, each shareholder of the Company entitled to notice of the Meeting and the auditors of the Corporation.

Whether or not you plan to attend the Meeting, it is important that your shares be represented. We request that you vote as soon as possible on-line at vote@vstocktransfer.com in writing by following the instructions noted on the form of proxy or, for beneficial shareholders, the voting instruction form, included with the materials you received. Your form of proxy or voting instruction form, as applicable, must be received by 10:00 a.m., Toronto time, two business days before the Meeting, date, January 25, 2019. For specific information regarding voting of your common shares, please refer to the section entitled “Voting of Proxies” in the accompanying Proxy Circular. This will ensure the presence of a quorum at the Meeting. Subject to the conditions and requirements set forth in the Management Proxy Circular and Proxy Statement, voting by proxy will not limit your right to change your vote or to attend the Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Meeting.

The Management Proxy Circular and Proxy Statement and the annual report are available at http://www.algaedynamics.com/investor-annual-meeting.php

The Board of Directors recommends that you vote FOR the Proposals identified above.

We are mailing to most of our Shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of this proxy statement and our annual reports for the fiscal years ended 2015, 2016, 2017 and 2018 to Shareholders (the “Annual Reports”). The Notice contains instructions on how to access those documents over the internet. The Notice also contains instructions on how to request a paper copy of our proxy materials, including this proxy statement, our Annual Reports and a form of proxy card or voting instruction card. All stockholders who do not receive a Notice will receive a paper copy of the proxy materials by mail. We believe that this process will allow us to provide our stockholders with the information they need in a timelier manner, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.

The record date for the Annual Meeting was November 26, 2018. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

DATED at Toronto, Ontario this 30th day of November 2018.

BY ORDER OF THE BOARD OF DIRECTORS OF ALGAE DYNAMICS CORP.

/s/ Ross Eastley
Director

3 | Page

ALGAE DYNAMICS CORP.

37 – 4120 Ridgeway Drive

Mississauga, Ontario Canada L5L 5S9

MANAGEMENT CIRCULAR AND PROXY STATEMENT FOR

THE ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON January 25, 2019

This management proxy circular and proxy statement (the “Circular”) is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Algae Dynamics Corp. (the “Corporation,” the “Company”, “Algae Dynamics,” “we,” or “us”)) of proxies from the holders (the “Shareholders”) of common shares (the “Common Shares”) of the Corporation to be voted at the Annual and Special Meeting of Shareholders (the “Meeting”) to be held at the office of Ricketts Harris LLP, 181 University Avenue, Suite 800 Toronto, Ontario M5H 2X7 on January 25 at the hour of 2:00 p.m. (Eastern Standard Time) and at any continuation thereof after an adjournment. All dollar references in this Management Circular and Proxy Statement are in Canadian dollars unless otherwise indicated.

Unless otherwise stated, the information contained in this Circular is as of November 30, 2018.

OUR STATUS AS AN EMERGING GROWTH COMPANY

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”). Therefore, we are eligible for certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies.” These exemptions include reduced disclosure obligations regarding executive compensation in proxy statements and no requirement to conduct “say-on-pay” votes.

We will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year (a) following November, 2019, the fifth anniversary of our initial offering in November, 2014, (b) in which we have total annual gross revenue of at least $1.0 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common shares that is held by non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

GENERAL INFORMATION RESPECTING THE MEETING

A.	INFORMATION ON VOTING AND PROXIES

1.	Who May Vote

You are entitled to vote at the annual meeting if you were a holder of Algae Dynamic common shares at the close of business on November 26, 2018, which is referred to as the record date. Each Algae Dynamic common share is entitled to one vote. On the record date, there were 21,186,371 Algae Dynamic common shares outstanding.

4 | Page

2.	Solicitation of Proxies

The Corporation will provide management materials to brokers, custodians, nominees and fiduciaries and will request that such materials be promptly forwarded to the beneficial owners of Common Shares registered in the names of such brokers, custodians, nominees and fiduciaries. The Corporation will reimburse brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses incurred in forwarding management materials to beneficial owners of Common Shares.

Registered Shareholders

A registered shareholder is the person in whose name a share certificate is registered. If you are a registered shareholder, you are entitled to vote your shares in person and/or by proxy:

a.	Attend the meeting – You may attend the meeting and vote in person. When you arrive at the meeting, please register and provide government-issued picture identification for admission. Whether or not you plan to attend the meeting, you are encouraged to vote by proxy (see (b) below).

b.	By Proxy – If you do not plan to attend the meeting in person, you may vote by proxy in one of two ways:

i.	By authorizing the management representatives of Algae Dynamics named in the proxy form to vote your Algae Dynamics common shares. You may convey your voting instructions by:

●	Internet – Go vote@vstocktransfer.com and follow the instructions. You will need the 15digit control number which is located on your proxy form; or

●	Mail – Complete the proxy form in full, sign and return it in the envelope provided by 10:00 a.m., Toronto time, on January 23, 2019 being two business days preceding the date of the meeting (or 48 hours, exclusive of Saturdays, Sundays and statutory holidays, prior to the date any adjourned or postponed meeting is reconvened). The shares represented by your proxy will be voted in accordance with your instructions as indicated on your form and on any ballot that may be called at the meeting.

ii.	You have the right to appoint some other person to attend the meeting and vote your Algae Dynamics common shares on your behalf. You may do this either by:

●	Internet – Go to vote@vstocktransfer.com and follow the instructions. You will need the 15digit control number which is located on your proxy form; or

●	Mail – Print your appointee’s name in the blank space on the proxy form and indicate how you would like to vote your Algae Dynamics common shares. Complete the proxy form in full, sign and return it in the envelope provided. Your proxyholder will decide how to vote on amendments or variations to the matters to be voted on at the meeting. Please ensure your proxyholder attends the meeting as your shares will not be voted unless your proxyholder is in attendance.

5 | Page

Non-Registered Shareholders

Instead of being registered in your name, your shares may be registered in the name of an intermediary (which is usually a bank, trust company, securities dealer or broker, or trustee or administrator of self-administered RRSPs, RRIFs, RESPs and similar plans). If your shares are registered in the name of an intermediary, you are a non-registered shareholder.

Algae Dynamics has distributed copies of the notice of meeting, this proxy circular and the form of proxy, which are referred to as the meeting materials, to intermediaries for distribution to non-registered shareholders. Unless you have waived your right to receive the meeting materials, intermediaries are required to deliver them to you as a non-registered shareholder of Algae Dynamics and to seek your instructions regarding how to vote your shares. Typically, a non-registered shareholder will be given a voting instruction form which must be completed and signed by the non-registered shareholder in accordance with the instructions on the form. The purpose of these procedures is to allow non-registered shareholders to direct the voting of those shares that they own but which are not registered in their own name.

As a non-registered shareholder, you may vote in person at the meeting or by proxy in one of two ways.

a.	Attend the meeting - On the voting instruction form you received from your intermediary, insert your name in the blank space provided for the proxyholder appointment, and return it as instructed on the form to your intermediary. Do not complete the voting section of the form since you will vote in person at the meeting. Your form must be returned to your intermediary well in advance of the meeting to enable your intermediary to provide your instructions to VStock Transfer, LLC by 10:00 a.m., Toronto time, two days before the meeting, being January 25, 2019 (or 48 hours, exclusive of Saturdays, Sundays and statutory holidays, prior to the date any adjourned or postponed meeting is reconvened), in order for you to attend the meeting to vote the shares covered by the form. When you arrive at the meeting, you should advise the staff that you are a proxy appointee. If there is no space for appointing a proxyholder on the voting instruction form, you may have to indicate on the voting instruction form that you wish to receive a proxy form, and then return the voting instruction form as instructed by your intermediary. The intermediary will mail a proxy form that you will need to complete, sign and return to VStock Transfer, LLC by 10:00 a.m., Toronto time, two days before the meeting, being January 25, 2019 (or 48 hours, exclusive of Saturdays, Sundays and statutory holidays, prior to the date any adjourned or postponed meeting is reconvened). When you arrive at the meeting, please register and provide government-issued picture identification and evidence of share ownership as of the record date, such as an account statement, voting instruction form issued by the broker, bank or other record holder, or another acceptable document. Whether or not you intend to attend the meeting, you are encouraged to vote by proxy (see (b) below).

b.	By Proxy - If you do not plan to attend the meeting in person, you may vote by proxy in one of two ways:

i.	By authorizing the management representatives of Algae Dynamics named in the voting instruction form accompanying this proxy circular to vote your Algae Dynamics common shares. You may convey your voting instructions by contacting your Broker.

Proxies returned by intermediaries as “non-votes” because the intermediary has not received instructions from the non-registered shareholder with respect to the voting of certain shares will be treated as not entitled to vote on any matter before the meeting and will not be counted as having been voted in respect of any such matter. Shares represented by intermediary “non-votes” will, however, be counted in determining whether there is a quorum present at the meeting.

3.	Annual Report

Shareholders may request a free copy of our Annual Reports for the years ending March 31, 2015 through to March 31, 2018, by writing to Corporate Secretary, Algae Dynamics Corporation, 37 – 4120 Ridgeway Drive Mississauga, Ontario Canada. Alternatively, shareholders may access our Annual Reports on the Company’s Web site located at http://www.algaedynamics.com/investor-annual-meeting.php

6 | Page

4.	Appointment of Proxy Holders

The persons named in the enclosed form of proxy are directors and/or officers of the Corporation. A Shareholder has the right to appoint some other person (who need not be a Shareholder) to attend and to act for and on behalf of such Shareholder at the Meeting. To exercise this right, the Shareholder must either insert the name of the desired person in the blank space provided in the proxy or submit another proper form of proxy and, in either case, deliver the completed proxy by post or other form of delivery to your Broker not later than 10:00 a.m., (Toronto Time) on January 23, 2019 or, in the event of an adjournment, not later than two (2) business days preceding the date to which the Meeting is adjourned.

All Common Shares represented by a properly executed and deposited proxy will be voted or withheld from voting on the matters identified in the Notice of Meeting in accordance with the instructions of the Shareholder as specified thereon. Each Common Share is entitled to one vote on each matter to be voted on at the Meeting, and the presence, in person or by proxy, of holders of a majority of our outstanding Common Shares, is necessary to constitute a quorum and to conduct business at the Meeting. Abstentions will count toward the presence of a quorum. Broker non-votes also are counted for the purpose of establishing a quorum but are not considered to be entitled to vote. If a quorum is not present at the Meeting, we expect that the Meeting will be adjourned to solicit additional proxies. Shareholders may not cumulate their votes.

If you have appointed a person who was designated by the Corporation to vote on your behalf as provided in the enclosed form of proxy and you do not provide any instructions concerning any matter identified in the Notice of Meeting, the Common Shares represented by such proxy will be voted:

(1)	FOR the election of the persons nominated for election as directors of the Corporation for the ensuing year and ratification of the directors appointed in the prior years specified in the Notice of Meeting;

(2)	FOR the appointment of UHY McGovern, Hurley LLP, Chartered Accountants, as auditors of the Corporation for the ensuing year and to authorize the Board to fix their remuneration and the ratification of their appointment in prior years specified in the Notice of Meeting;

(3)	FOR the amendment to the Articles of the Corporation to approve the name change to “CanaQuest Medical Corp.”;

The form of proxy, when properly signed, confers discretionary authority on the person or persons named to vote on any amendment to matters identified in the Notice of Meeting and on any other matter properly coming before the Meeting. Management is not aware of any such matter; however, if such matter properly comes before the Meeting, the proxies will be voted at the discretion of the person or persons named therein. The persons named in the form of proxy are either officers or directors of the Corporation.

6.	Revocation of Proxies

A proxy given pursuant to this solicitation may be revoked at any time prior to its use. A Shareholder who has given a proxy may revoke the proxy by:

(i) completing and signing a proxy bearing a later date and depositing it with their Broker;

(ii) depositing an instrument in writing executed by the Shareholder or by the Shareholder’s attorney duly authorized in writing or, if the Shareholder is a body corporate, under its corporate seal or, by a duly authorized officer or attorney with their Broker, at any time up to and including the two business day preceding the day of the Meeting or any adjournment(s) or postponement(s) thereof or with the Chairman of the Meeting prior to the commencement of the Meeting on the day of the Meeting or any adjournment(s) or postponement(s) thereof; or

(iii) in any other manner permitted by law.

Such instrument will not be effective with respect to any matter on which a vote has already been cast pursuant to such proxy.

7.	Authorized Capital and Voting Shares

The authorized capital of the Corporation consists of an unlimited number of Algae Dynamic Common Shares and as of the record date, Algae Dynamics had 21,186,377 Common Shares issued and outstanding. Each Algae Dynamic Common Share carries one vote in respect of each matter to be voted upon at the meeting. Only holders of outstanding Algae Dynamic Common Shares of record at the close of business on the record date will be entitled to vote at the meeting.

7 | Page

B.	INTEREST OF CERTAIN PERSONS OR COMPANIES IN MATTERS TO BE ACTED UPON

Other than as disclosed herein, no director or executive officer of the Corporation who has held such position at any time since the beginning of the Corporation’s last fiscal year, each proposed nominee for election as a director of the Corporation, and associates or affiliates of the foregoing persons, has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matters to be acted upon at the Meeting.

C.	MATTERS TO BE ACTED UPON

PROPOSAL ONE

ELECTION OF DIRECTORS

The articles of the Corporation provide that the Board shall consist of a minimum of three (3) and a maximum of seven (7) directors. At the Meeting, the following five (5) persons named hereunder will be proposed for election as directors of the Corporation. Management does not contemplate that any of the nominees will be unable to serve as a director, but if that should occur for any reason prior to the Meeting, it is intended that discretionary authority shall be exercised by the persons named in the accompanying proxy to vote the proxy for the election of any other person or persons in place of any nominee or nominees unable to serve. Each director elected will hold office until the close of the next annual meeting of Shareholders, or until his/her successor is duly elected unless prior thereto he/she resigns, or his/her office becomes vacant by reason of death or other cause.

Unless the Shareholder has specifically instructed in the enclosed form of proxy that the Common Shares represented by such proxy are to be withheld or voted otherwise, the persons named in the accompanying proxy will vote FOR the election of the below named directors. Shareholders can vote for all of the directors, vote for some of them and withhold votes for others, or withhold votes for all of them.

The following table sets out the names of the five (5) nominees, their principal occupation or employment and the year from which each has continually served as a director of the Corporation. The table also sets out, as of the date hereof, the number of Common Shares owned by each of them or over which control or direction is exercised by each of them and the date they first became a director of the Corporation.

Name, Province or State and Country of Residence	Date First Became a Director	Present Principal Occupation and Positions an (including those held during the preceding five years for nominee directors)	Number of Common Shares Beneficially Owned, Directly or Indirectly, or Over Which Control or Direction is Exercised(1)
Richard Rusiniak Ontario, Canada	March 31, 2009	Co-Founder and CEO of the Corporation	4,839,275
Paul Ramsay Ontario, Canada	March 31, 2009	Co-Founder and President of the Corporation	4,795,677
Ross Eastley Ontario, Canada	February 11, 2011	CFO of the Corporation	544,538
P. Blair Mullin South Carolina, USA	August 24, 2014	Managing Director, Apollo Ventures, LLC and Managing Director, Apollo Marketing, LLC	455,000
Cameron McDonald Quebec, Canada	August 24, 2014	Founder, CEO, Executive VP, Global SeaFarms Corporation (Since August 2009); Partner, Atwater Financial (January 2010 – January 2012); Investment Banker, Canaccord Genuity (March 2004 – August 2009)	180,000

Notes:

(1)	The information with respect to the Common Shares beneficially owned, controlled or directed is not within the direct knowledge of the Corporation and has been furnished by the respective individuals.

8 | Page

As a group, the proposed directors beneficially own, control or direct, directly or indirectly, Common Shares, representing approximately 47.1% of the issued and outstanding Common Shares as of the date hereof.

Corporate Cease Trade Orders, Bankruptcies, Penalties or Sanctions

No individual set forth in the above table is, as at the date of this Circular, or has been, within 10 years before the date of this Circular, a director, chief executive officer or chief financial officer of any company (including the Corporation) that:

(a)	was subject to a cease trade order, an order similar to a cease trade order or an order that denied the relevant company access to any exemption under securities legislation, that was in effect for a period of more than 30 consecutive days that was issued while such individual was acting in the capacity as director, chief executive officer or chief financial officer; or

(b)	was subject to a cease trade order, an order similar to a cease trade order or an order that denied the relevant company access to any exemption under securities legislation, that was in effect for a period of more than 30 consecutive days, that was issued after such individual ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while such proposed director was acting in the capacity as director, chief executive officer or chief financial officer.

No individual set forth in the above table (or any personal holding company of any such individual) is, as of the date of this Circular, or has been within ten (10) years before the date of this Circular, a director or executive officer of any company (including the Corporation) that, while such individual was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets.

No individual as set forth in the above table (or any personal holding company of any such individual) has, within the ten (10) years before the date of this Circular, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of such individual.

No individual set forth in the above table (or any personal holding company of any such individual) has been subject to:

(a)	any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or

(b)	any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable investor in making an investment decision.

9 | Page

THE BOARD RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has recommended the appointment of UHY McGovern, Hurley LLP, Chartered Accountants as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2019. UHY McGovern, Hurley LLP, Chartered Accountants became the Company’s independent registered public accounting firm on March 31, 2014 and audited our financial statements for each of the fiscal years ended March 31, 2015, 2016, 2017 and 2018.

The shareholders are being requested to ratify the appointment of UHY McGovern, Hurley LLP, Chartered Accountants for each of the fiscal years ending March 31, 2015, 2016, 2017, 2018 and the for the ensuing year at the Meeting.

Vote Required

You may vote in favor or against this proposal or you may abstain from voting. The affirmative vote of a majority of all votes present or represented by proxy and entitled to vote at the Meeting is required to ratify the appointment of UHY McGovern, Hurley LLP, Chartered Accountants as the Company’s independent registered public accounting firm to hold office until the next annual meeting of Shareholders or until a successor is appointed and to authorize the Board to fix the remuneration of the auditors. If Shareholders of record do not specify the manner in which their shares represented by a validly executed proxy solicited by the Board of Directors are to be voted on this proposal, such shares will be voted in favor of the ratification of the appointment of UHY McGovern, Hurley LLP, Chartered Accountants as the Company’s independent registered public accounting firm. Abstentions will have the same effect as votes cast against the proposal. Generally, brokers and other nominees that do not receive instructions are entitled to vote on the ratification of the appointment of our independent registered public accounting firm as this is a routine matter.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” this proposal

PROPOSAL THREE

NAME CHANGE

At the Meeting, Shareholders will be asked to consider and, if deemed appropriate, to pass, with or without variation, a special resolution (the “Name Change Resolution”), in the form set out below, authorizing the change of the name of the Corporation to CanaQuest Medical Corp. or to such other name as is acceptable to the Corporation (the “Name Change”). The Corporation has developed and has ongoing development for unique medical cannabis formulations utilizing THC and other botanical extracts that can be applied to treat mental and other illnesses that require THC cannabinoids. Therefore, the Board and management of the Corporation are of the view that the name “CanaQuest Medical Corp.” is more representative of the nature of the business of the Corporation.

No Dissent rights

Under the Canada Business Corporations Act (“CBCA”), the Shareholders do not have any dissent and appraisal rights with respect to the proposed Name Change.

10 | Page

Shareholder Approval Authorizing the Name Change

Shareholders will be asked to consider and, if deemed advisable, to authorize and approve the Name Change Resolution. Pursuant to the provisions of the CBCA, in order to be effective, the Name Change Resolution must be approved by special resolution or 66⅔% of the votes cast in respect thereof by Shareholders present in person or by proxy at the Meeting.

The following is the text of the Name Change Resolution that shall be put forward for approval by the Shareholders at the Meeting:

“BE IT RESOLVED, AS A SPECIAL RESOLUTION, THAT:

1.	the articles of the Corporation be amended to change the name of the Corporation to “CanaQuest Medical Corp.” or such other name as the directors of the Corporation may determine in their discretion;

2.	any director or officer of the Corporation be, and such director or officer of the Corporation hereby is, authorized, instructed and empowered, acting for, in the name of and on behalf of the Corporation, to do or to cause to be done all such other acts and things in the opinion of such director or officer of the Corporation as may be necessary or desirable in order to fulfill the intent of this foregoing resolution; and

3.	notwithstanding that this resolution has been duly passed by the shareholders of the Corporation, the directors of the Corporation are hereby authorized and empowered, if it decides not to proceed with this resolution, to revoke this resolution in whole or in part at any time prior to it being given effect without further notice to, or approval of, the shareholders of the Corporation.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NAME CHANGE RESOLUTION

PROPOSAL FOUR

APPROVAL OF ADJOURNMENT OF THE MEETING

If at the Meeting, the Board determines it is necessary or appropriate to adjourn the Meeting, the Company intends to move to adjourn the Meeting. For example, the Board may make such a determination if the number of shares represented and voting in favor of a proposal is insufficient to adopt or approve such proposal, in order to enable the Board to solicit additional votes in respect of such proposal. If the Board determines that it is necessary or appropriate, it will ask shareholders to vote only upon the proposal to adjourn the Meeting.

In this proposal, shareholders of the Company are asked to authorize the holder of any proxy solicited by the Board to vote in favor of the proposal to adjourn the Meeting to another time and place. If shareholders approve the proposal to adjourn the Meeting, the Company could adjourn the Meeting and any adjourned session of the Meeting and use the additional time to solicit additional votes, including the solicitation of votes from the shareholders that have previously voted. Among other things, approval of the proposal to adjourn the Meeting could mean that, even if proxies representing a sufficient number of votes against a proposal, the Annual Meeting could be adjourned without a vote on such proposal, and the Company could seek to convince shareholders to change their votes to votes in favor of such proposal.

11 | Page

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADJOURNMENT PROPOSAL.

D. OTHER MATTERS

Management of the Corporation knows of no amendment, variation or other matter to come before the Meeting other than the matters referred to in the Notice of Meeting accompanying this Circular. However, if any other matter properly comes before the Meeting, the form of proxy furnished by the Corporation will be voted on such matters in accordance with the best judgment of the persons voting the proxy.

F. DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

All directors of our Company hold office until the next annual meeting of the security holders or until their successors have been elected and qualified. The officers of our Company are appointed by our board of directors and hold office until their death, resignation or removal from office. Our directors and executive officers, their ages, positions held, and duration as such, are as follows:

Name	Position Held with the Company	Age	Date First Elected or Appointed
Paul Ramsay	President and Director	59	March 31, 2009
Richard Rusiniak	Chief Executive Officer and Director	70	March 31, 2009
Ross Eastley	Chief Financial Officer and Director	71	February 11, 2011
Phillip Blair Mullin	Director	65	August 28, 2014
W. Cameron McDonald	Director	53	August 28, 2014

Business Experience

The following is a brief account of the education and business experience during at least the past five years of our director and executive officer, indicating his principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Paul Ramsay (BBA) - Co-Founder, Chairman & President

Mr. Ramsay has served as President of the Company since its founding in 2008 (formally appointed March 31, 2009). He has over 30 years of business development and management experience. He was the Co-founder and former CEO and VP Business Development of Cymat Corp, (TSX: CYM) with a market valuation over $150 million upon his resignation in 2002. He was instrumental in securing the Stabilized Aluminum Foam (SAF) license from Alcan International Ltd. He successfully negotiated a $10 Million technology development program with Industry Canada (TPC). He participated in the completion of $25 million in financing with financial institutions. Mr. Ramsay also introduced and sold several newly developed products to major corporations.

Mr. Ramsay’s qualifications to serve of the Board include his years of business experience and his experience as a founder, and seller, of companies, and his experience with the Company since its founding.

Richard Rusiniak (Mechanical Engineer) - Co-Founder, Director & CEO

Mr. Rusiniak has served as Chief Executive Officer of the Company since its founding in 2008 (formally appointed March 31, 2009). He has over 35 years of management, design and process experience. He was the Co- founder and former President, CFO, and CTO of Cymat Corp (TSX: CYM) with a market valuation over $150 million upon his resignation in 2002. He negotiated an Aluminum Foam Manufacturing licence with Alcan International Ltd., and successfully commercialized the technology. He prepared full documentation and completed a $10 Million technology development program with Industry Canada (TPC). He participated in the completion of $25 million in financing with financial institutions. From 1978 to 1988, he was project manager with Long Manufacturing, as well as The Ontario Research Foundation (Ortech). Projects on which he has consulted include NASA’s Zero Gravity Program, Atomic Energy of Canada’s Re-tubing Program and Hawker Siddeley’s Bi-Level GO Train Modularization.

Mr. Rusiniak’ s qualifications to serve on Algae Dynamics’ board of directors include his years of managerial experience and technology and engineering experience and his experience with the Company since its founding.

12 | Page

Ross Eastley (CA) – Director & CFO

Since 2009 (formally appointed February 11, 2011) Mr. Eastley has been the Chief Financial Officer of the Company. Prior to that, he was CEO for the Canadian Society of Immigration Consultants (CSIC) from 2006 – 2009. Mr. Eastley reported to a nine-member Board, responsible for strategic planning, corporate communications, initial regulatory functions, creation of the staffing structure and management of legal processes. Former V P/Controller for Brandon University.

Mr. Eastley’s qualifications to serve on the Board include his over 30 years of accounting and CFO experience in both private and public sector organizations as well as serving as an executive Board member on a number of Boards for in excess of 20 years.

P. Blair Mullin (BA, MBA) - Director

Mr. Mullin’s principal occupation during the past five years includes managing various funds and providing management consulting services including Managing Partner of Apollo Ventures, LLC, Aldercreek Capital LLC and Apollo Marketing LLC, which provide investment capital to emerging companies. He is also President & CEO of Connectus Inc., which provides advisory services to emerging companies. Previously, Mr. Mullin served as consultant to and then CFO of DRS Inc. from 2010 to 2012; as President & CEO of Samarium Group Corporation (now Samaranta Mining Corporation) from 2009 to 2010; as Chief Financial Officer of Zi Corporation from 2006 to 2009; as Chief Financial Officer of Homax Products Inc from 2005 to 2006; as Interim Vice President Finance of Yakima Products Inc. in 2005. From 2003 to 2005, Mr. Mullin served as consultant to numerous clients engaged in manufacturing. In addition, he was a Partner in Tatum Partners (later Tatum LLC), a national executive services firm, from 2003 to 2010. From 2001 to 2003, Mr. Mullin was President and CEO of Blair Mullin & Associates, Inc., a consulting firm. From 2000 to 2001, Mr. Mullin served as President and Chief Operating Officer of International DisplayWorks, Inc., which was a successor company to Morrow Snowboards, Inc., where he served as President and CFO from 1997 to 2000. Mr. Mullin holds an MBA from University of Western Ontario and BA from Wilfrid Laurier University, in Canada.

Mr. Mullin’s qualifications to serve on Algae Dynamics’ board of directors include his 25 years of managerial experience and his experience as chief financial officer of public and private companies, Mr. Mullin is the Board’s finance and accounting expert. Mr. Mullin also brings several years of public company corporate governance experience to the Board.

Cameron McDonald (BA, BSc, MBA, Finance & Accounting) - Director

Mr. McDonald is currently the CEO of Coldwater Fisheries Inc., a leading Canadian aquaculture company. Prior to joining Coldwater Fisheries Inc. in early 2015, Mr. McDonald was a founder and executive of Global SeaFarms Corporation. From 2004 to 2009, Mr. McDonald was an Investment Banker with Canaccord Adams (now Canaccord Genuity). Canaccord was the number one ranked technology investment banking deal team in Canada in 2006 and 2007 with financings of over $500M on the TSX and AIM capital markets. Mr. McDonald has completed the Chartered Financial Analyst “CFA” program, and passed the Partners, Directors, and Officers Qualifying Exam in 2006.

Mr. McDonald’s qualifications to serve on the Company’s Board include his years of finance and management experience and his experience as a founder and CEO of Global SeaFarms Corporation.

Corporate Governance

We evaluate independence by the standards for director independence established by applicable laws, rules, and listing standards including, without limitation, the standards for independent directors established by The New York Stock Exchange, Inc., the NASDAQ National Market, and the Securities and Exchange Commission.

13 | Page

Subject to some exceptions, these standards generally provide that a director will not be independent if (a) the director is, or in the past three years has been, an employee of ours; (b) a member of the director’s immediate family is, or in the past three years has been, an executive officer of ours; (c) the director or a member of the director’s immediate family has received more than $120,000 per year in direct compensation from us other than for service as a director (or for a family member, as a non-executive employee); (d) the director or a member of the director’s immediate family is, or in the past three years has been, employed in a professional capacity by our independent public accountants, or has worked for such firm in any capacity on our audit; (e) the director or a member of the director’s immediate family is, or in the past three years has been, employed as an executive officer of a company where one of our executive officers serves on the compensation committee; or (f) the director or a member of the director’s immediate family is an executive officer of a company that makes payments to, or receives payments from, us in an amount which, in any twelve-month period during the past three years, exceeds the greater of $1,000,000 or two percent of that other company’s consolidated gross revenues. The Company plans on appointing additional independent Directors within the next 12 months.

Family Relationships

There are no family relationships among our directors or executive officers.

Involvement in Certain Legal Proceedings

None of our directors, executive officers, promoters or control persons has been involved in any events requiring disclosure under Item 401(f) of Regulation S-K.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between our board of directors and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

Nominations to the Board of Directors

Our directors take a critical role in guiding our strategic direction and oversee the management of the Company. Board candidates are considered based upon various criteria, such as their broad-based business and professional skills and experiences, a global business and social perspective, concern for the long-term interests of the shareholders, diversity, and personal integrity and judgment.

In addition, directors must have time available to devote to Board activities and to enhance their knowledge in the growing business. Accordingly, we seek to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to the Company.

In carrying out its responsibilities, the Board will consider candidates suggested by shareholders. If a shareholder wishes to formally place a candidate’s name in nomination, however, he or she must do so in accordance with the provisions of the Company’s Bylaws. Suggestions for candidates to be evaluated by the proposed directors must be sent to the Board of Directors, c/o 37 – 4120 Ridgeway Drive, Mississauga, Ontario L5L 5S9

Board Leadership Structure and Role on Risk Oversight

Paul Ramsay currently serves as the Company’s President and Chairman. The Company determined this leadership structure was appropriate for the Company due to our small size and limited operations and resources. The Board of Directors will continue to evaluate the Company’s leadership structure and modify as appropriate based on the size, resources and operations of the Company.

Committees of the Board

The Board has constituted an Audit Committee consisting of two non-management directors, W. Cameron McDonald (Chair) and P. Blair Mullin. The full Board currently conducts the duties of the Compensation Committee and the Nominating Committee.

14 | Page

Audit Committee

The Audit Committee consists of W. Cameron McDonald and P. Blair Mullin, both non-management directors. Mr. Cameron was elected Chair and is an independent Director. Mr. Mullin is not deemed independent due to his consulting agreement with the Company.

G. EXECUTIVE COMPENSATION

The particulars of the compensation paid to the following persons:

(a)	our President;

(b)	each of our two most highly compensated executive officers who were serving as executive officers at the end of the fiscal years ended March 31, 2018, 2017, 2016,2015 and 2014; and

who we will collectively refer to as the named executive officers of our Company, are set out in the following summary compensation table, except that no disclosure is provided for any named executive officer whose total compensation did not exceed $100,000 for the respective fiscal year:

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)		Option based Awards(4) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Paul Ramsay,	2018	Nil	Nil	$	Nil	$37,322	Nil	Nil	$198,604	$235,926
	2017	Nil	Nil		$171,525	$22,575	Nil	Nil	$3,025	$197,125
	2016	Nil	Nil		$23,044	$265,680	Nil	Nil	Nil	$288,724
President and Director. (1)	2015	Nil	Nil		Nil	$142,200	Nil	Nil	Nil	$142,200
Richard Rusiniak,	2018	Nil	Nil		Nil	$37,322	Nil	Nil	$198,604	$235,926
	2017	Nil	Nil		$171,525	$22,575	Nil	Nil	$3,025	$197,125
	2016	Nil	Nil		$23,044	$265,680	Nil	Nil	Nil	$288,724
Chief Executive Officer and Director(2)	2015	Nil	Nil		Nil	$142,200	Nil	Nil	Nil	$142,200
Ross Eastley,	2018	Nil	Nil		Nil	$32,510	Nil	Nil	$154,144	$186,654
	2017	Nil	Nil		$171,525	$18,813	Nil	Nil	$2,074	$192,412
	2016	Nil	Nil		$23,044	$221,400	Nil	Nil	Nil	$244,444
Chief Financial Officer and Director(3)	2015	Nil	Nil		Nil	$94,800	Nil	Nil	Nil	$94,800

(1)	Mr. Ramsay was appointed the President and a Director of our Company on March 31, 2009.
(2)	Mr. Rusiniak was appointed the Chief Executive Officer and a Director of our Company on March 31, 2009.
(3)	Mr. Eastley was appointed the Chief Financial Officer and Director of our Company on February 11, 2011.
(4)	Calculated based on the Black-Scholes model at the grant date.

Other than as disclosed below, there are no compensatory plans or arrangements with respect to our executive officers resulting from their resignation, retirement or other termination of employment or from a change of control.

15 | Page

Paul Ramsay – Employment Agreement as amended changing the salary effectiveness start time.

On March 17, 2014, we entered into an amended employment agreement with Paul Ramsay (the “Ramsay Employment Agreement”), effective in accordance with the schedule for salary effectiveness which follows, this amended the terms of the initial Employment Agreement between Mr. Ramsay and the Company that became effective on July 1, 2014.

The salary is $120,000 per annum, an annual car allowance of $9,000, a contribution to a RRSP to the maximum allowed contribution not to exceed $30,000 per year plus being able to participate in the benefits program made generally available to the Company’s employees and executives.

The employment agreement has been amended to suspend the cash payment of any salaries until the Company has the proper financing.

Richard Rusiniak – Employment Agreement as amended changing the salary effectiveness start time.

On March 17, 2014, we entered into an amended employment agreement with Richard Rusiniak (the “Rusiniak Employment Agreement”), effective in accordance with the schedule for salary effectiveness which follows, this amended the terms of the initial Employment Agreement between Mr. Rusiniak and the Company that became effective on July 1, 2014.

The salary is $120,000 per annum, an annual car allowance of $9,000, a contribution to a RRSP to the maximum allowed contribution not to exceed $30,000 per year plus being able to participate in the benefits program made generally available to the Company’s employees and executives.

The employment agreement has been amended to suspend the cash payment of any salaries until the Company has the proper financing.

Ross Eastley – Employment Agreement as amended changing the salary effectiveness start time.

On March 17, 2014, we entered into an amended employment agreement with Ross Eastley (the “Eastley Employment Agreement”), effective in accordance with the schedule for salary effectiveness which follows, this amended the terms of the initial Employment Agreement between Mr. Eastley and the Company that became effective on July 1, 2014.

The salary is $100,000 per annum, an annual car allowance of $9,000, plus being able to participate in the benefits program made generally available to the Company’s employees and executives.

The employment agreement has been amended to suspend the cash payment of any salaries until the Company has the proper financing.

16 | Page

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

	Option Awards					Stock Awards
									Equity
									Incentive
								Equity Incentive	Plan Awards:
			Equity Incentive					Plan Awards: Number of	Market or Payout Value of
	Number of	Number of Securities	Plan Awards: Number of Securities		weighted	Number of Shares or Units of	Market Value of Shares of Units of	Unearned Shares, Units or Other	Unearned Shares, Units or other
	Securities	Underlying	Underlying		Average	Stock	Stock	Rights	Rights
	Underlying	Un-	Unexercised	Option	Option	that	that	that	that
	Exercisable	exercisable	Unearned	Exercise	Expiration	have not	Have not	have	have
	options	Options	Options	Price	Date	Vested	Vested	Vested	Vested
Name	(#)	(#)	(#)	($)	($)	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Paul Ramsay	160,000	80,000	80,000	$0.15	Note 1	Nil	N/A	Nil	N/A
	43,333	86,667	86,667	$0.19	Note 1	Nil	N/A	Nil	N/A

Richard Rusiniak	160,000	80,000	80,000	$0.15	Note 1	Nil	N/A	Nil	N/A
	43,333	86,667	86,667	$0.19	Note 1	Nil	N/A	Nil	N/A

Ross Eastley	133,333	66,667	66,667	$0.15	Note 1	Nil	N/A	Nil	N/A
	43,333	86,667	86,667	$0.19	Note 1	Nil	N/A	Nil	N/A

1.	If the Optionee’s employment with the Company terminates, the Option that has become exercisable pursuant to the vesting schedule shall continue to be exercisable, to the extent it is exercisable on the date such employment terminated, for ninety (90) days after such termination, but in no event after the date the Option otherwise terminates. The Option that has not become exercisable of Optionee’s employment with the Company shall be revoked.

The Optionees forfeited all previous options (vested and unvested) awarded previously by the Company on January 4, 2016 and December 11, 2014.

17 | Page

Options Grants in the Fiscal Year Ended March 31, 2018

There were no stock options exercised during the fiscal year ended March 31, 2018 and the stock options granted and held by our executive officers at the end of the fiscal year ended March 31, 2018 is in accordance with the following table.

EXECUTIVE OFFICERS COMPENSATION

	Fees Earned					Non-Equity	Nonqualified Deferred
	Or Paid in Cash	Stock Award		Option Award		Incentive Plan Compensation	Compensation Earnings	All Other Compensation	Total
Name	($)	($)		($)		($)	($)	($)(2)	($)
Paul Ramsay	Nil	$	Nil	$37,322	(1)	Nil	Nil	$198,604	$235,926
Richard Rusiniak	Nil	$	Nil	$37,322	(1)	Nil	Nil	$198,604	$235,926
Ross Eastley	Nil	$	Nil	$32,510	(2)	Nil	Nil	$154,144	$186,654

(1)	Pursuant to a stock incentive plan adopted at the Annual Meeting of the Shareholders on August 28, 2014 the Board approved the allocation of 240,000 stock options to Mr. Paul Ramsay and Mr. Rusiniak as Executive Officers of the Company. The allocation was approved by the Board on November 10, 2017 at an exercise price of $0.15. One third of the options vested on the date of grant, one third vested on November 10, 2018 and one third will vest on November 10, 2019. If the Optionee’s employment with the Company terminates, the Option that has become exercisable pursuant to the vesting schedule shall continue to be exercisable, to the extent it is exercisable on the date such employment terminated, for ninety (90) days after such termination, but in no event after the date the Option otherwise terminates. The Option that has not become exercisable at the time the Optionee’s employment with the Company terminates shall be revoked.

In addition, the Board approved a second allocation of 130,000 stock options to Mr. Paul Ramsay, Mr. Rusiniak and Mr. Eastley as Executive Officers of the Company. The allocation was approved by the Board on January 15, 2018 at an exercise price of $0.19. The options vest as to one third on the date of grant, one third vesting on January 15, 2019 and one third vesting on January 15, 2020. If the Optionee’s employment with the Company terminates, the Option that has become exercisable pursuant to the vesting schedule shall continue to be exercisable, to the extent it is exercisable on the date such employment terminated, for ninety (90) days after such termination, but in no event after the date the Option otherwise terminates. The Option that has not become exercisable at the time the Optionee’s employment with the Company terminates shall be revoked.

(2)	Pursuant to a stock incentive plan adopted at the Annual Meeting of the Shareholders on August 28, 2014 the Board approved the allocation of 200,000 stock options to Mr. Eastley as an Executive Officer of the Company. The allocation was approved by the Board on November 10, 2017 at an exercise price of $0.15. One third of the options vested on the date of grant, one third vested on November 10, 2018 and one third will vest on November 10, 2019. If the Optionee’s employment with the Company terminates, the Option that has become exercisable pursuant to the vesting schedule shall continue to be exercisable, to the extent it is exercisable on the date such employment terminated, for ninety (90) days after such termination, but in no event after the date the Option otherwise terminates. The Option that has not become exercisable at the time the Optionee’s employment with the Company terminates shall be revoked.

Re-pricing of Options/SARS

We did not re-price any options previously granted to our executive officers during the fiscal years ended March 31, 2018, 2017, 2016 and 2015.

Director Compensation

Directors of our Company may be paid for their expenses incurred in attending each meeting of the directors. In addition to expenses, directors may be paid a sum for attending each meeting of the directors or may receive a stated salary as director. No payment precludes any director from serving our Company in any other capacity and being compensated for such service. Members of special or standing committees may be allowed similar reimbursement and compensation for attending committee meetings. During the fiscal year ended March 31, 2018, we did not pay any compensation other than the grant of stock options to our directors, or pursuant to our consulting agreement with Connectus of which P. Blair Mullin is the President.

18 | Page

H. DIRECTOR COMPENSATION

Name	Fees Earned Or Paid in Cash ($)	Stock Award ($)	Option Award ($)		Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
P. Blair Mullin	Nil	Nil	$8,329	(1&2)	Nil	Nil	Nil	$8,329
W. Cameron McDonald	Nil	Nil	$8,329	(1)	Nil	Nil	Nil	$8,329

(1)

Pursuant to a stock incentive plan adopted at the Annual Meeting of the Shareholders on August 28, 2014 the Board approved the allocation of 60,000 stock options to Blair Mullin and Cameron McDonald as Directors of the Company. The allocation was approved by the Board on November 10, 2017 at an exercise price of $0.15. The options vest as to one quarter on the date of grant and one quarter vesting at 90 days, 180 days and 270 days from the grant date, the expiry date for the options is five years from the date of the grant.

In addition, Board approved the allocation of 30,000 stock options to Blair Mullin and Cameron McDonald as Directors of the Company. The allocation was approved by the Board on January 15, 2018 at an exercise price of $0.19. The options vest as to one quarter on the date of grant and one quarter vesting at 90 days, 180 days and 270 days from the grant date, the expiry date for the options is five years from the date of the grant.

(2)	On March 11, 2014, and as amended on July 18, September 3, 2014, September 5, 2014 and again on December 31, 2015, 2016 and 2017, the Company entered into a consulting agreement with Connectus, Inc. to assist and advise the Company in matters concerning corporate finance and the Company’s current and proposed financing activities for the period commencing April 1, 2014 and ending December 31, 2014. On December 27, 2016, the Company extended the contract to December 31, 2017. On January 15, 2018 the contract was further extended to December 31, 2018. In consideration of the contract extension, the Company vested 100,000 warrants from the unvested warrants to Connectus, Inc. as compensation, which has been recorded as professional fees on the statements of operations. Pursuant to this agreement, the Company agreed to issue to this consulting corporation (the “Consultant”), 625,000 warrants of the Company. Each warrant is exercisable at USD$0.04 ($0.055) per share for a period of three years. Of the warrants granted, 300,000 vested on September 3, 2014 and 100,000 vested on December 27, 2016 with the unvested portion vesting pro-rata for each USD$250,000 ($324,275) raised in an offering, fully vesting upon USD$1,500,000 ($1,945,650) being raised. During the year ended March 31, 2015, the President (P. Blair Mullin) of the Consultant became a director of the Company.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit-sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the board of directors or a committee thereof.

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

None of our directors or executive officers or any associate or affiliate of our Company during the last two fiscal years, is or has been indebted to our Company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

19 | Page

Potential Payments Upon Termination or Change-in-Control

On April 23, 2014, the Company entered into employment agreements with three officers of the Company effective July 1, 2014. The initial contracts contain minimum aggregate commitments of approximately $427,000 per year for three years and additional contingent payments of up to approximately $600,000 in aggregate upon the occurrence of a change of control. As a triggering event has not taken place, the contingent payments have not been reflected in these financial statements. If employment is terminated by the Company other than upon a change of control or for just cause, the officers will be entitled to an amount equal to twelve months compensation including benefits, which shall be increased by one month for each full year of service completed. The employment agreements were amended whereby any salary from the commencement of the employment agreements has been waived until such a time when the Company is able to raise additional financing. Salaries will be earned based upon the Company’s success in raising future capital in accordance with the following schedule:

Cumulative Funds Raised 1	Effective Monthly Salary %
$100,000	10.0%
$175,000	15.0%
$250,000	25.0%
$375,000	37.5%
$500,000	50.0%
$750,000	62.5%
$1,000,000	75.0%
$1,250,000	87.5%
$1,500,000	100.0%

1	Cumulative funds raised is inclusive of all sources including without limitation capital raised, grants received, revenue recorded, debt raised, and assets sold. The agreements were further amended to suspend the payment of all salaries with the commencement of regular payment to be at the discretion of the Board.

I. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth, as of June 29, 2016, certain information with respect to the beneficial ownership of our Common Shares by each stockholder known by us to be the beneficial owner of more than 5% of our Common Shares and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the Common Shares. Beneficial ownership consists of a direct interest in the Common Shares, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Paul Ramsay President and Director Suite 1005, 58 Marine Parade Drive, Toronto, Ontario, Canada M8V 4G1	4,815,677	20.93%

Richard Rusiniak Suite 1601, 2285 Lake Shore, Building A, Toronto, Ontario, Canada M8V 3X9	4,879,275	21.20%

Ross Eastley Suite 1103, 99 Harbour Square Toronto, Ontario, Canada M5J 2H2	524,538	2.28%

P. Blair Mullin Director 7185 Joshua Rd. Oak Hill, CA 92344	455,000	1.98%

W. Cameron McDonald # 18 – 5010 Sherbrooke Street West Westmont, Quebec Canada H3Z 1H4	180,000	0.78%

Directors and Executive Officers as a Group(1)	20,643,585	47.17%

1)	Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on March 31, 2018, there were 13,337,521 shares of our Company’s common stock issued and outstanding.

20 | Page

Change in Control

We are not aware of any arrangement that might result in a change in control of our Company in the future.

J. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Except as disclosed below, there have been no transactions or proposed transactions in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years in which any of our directors, executive officers or beneficial holders of more than 5% of the outstanding shares of our common stock, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest.

As at March 31, 2018, the Company had received cumulative working capital advances in the amount of $22,347 (2016 - $383,990) from two shareholders who are also officers and directors of the Company. These advances are unsecured, non-interest bearing and payable upon demand. During the year ended March 31, 2017, the two shareholders converted advances of $265,298 and $255,788 of accounts payable into 1,316,173 common shares of the Company. The common shares were valued at $1,065,152 based upon an estimated fair value of USD$0.60 ($0.81) per share at the time of issuance. The difference between the fair market value of the common shares and the carrying value of the advances from shareholders and the amount included in accounts payable was recorded as a loss on extinguishment of related party debt of $544,066.

On March 11, 2014, and as amended on July 18, September 3, 2014, September 5, 2014, December 31, 2015 and December 20, 2016 and again on January 15, 2018, the Company entered into a consulting agreement with Connectus, Inc. (“Connectus”) to assist and advise the Company in matters concerning corporate finance and the Company’s current and proposed financing activities for the period commencing April 1, 2014 and ending December 31, 2014. Pursuant to this agreement, the Company agreed to issue to Connectus, 625,000 warrants of the Company. Each warrant is exercisable at USD$0.04 ($0.054) per share for a period of three years. Of the warrants granted, 300,000 vested on September 3, 2014 with the unvested portion vesting pro-rata for each USD$250,000 ($335,675) raised in an offering, fully vesting upon USD$1,500,000 ($2,014,050) being raised. During the year ended March 31, 2015, the President of Connectus became a director of the Company. On December 31, 2015, the Company extended the contract to December 31, 2016. In consideration of the contract extension, the Company issued 93,000 common shares to Connectus as compensation, which has been recorded as professional fees on the statements of operations during the year ended March 31, 2016. On December 27, 2016, the Company extended the contract and expiry date of the warrants to December 31, 2017 and further to December 31, 2018 and Connectus assigned the warrants to Apollo Marketing, LLC. On January 23, 2017, the Company approved the vesting of 100,000 warrants of which 50,000 were exercised on March 21, 2017. This leaves a balance of 275,000 warrants remaining under the contract of which 50,000 were exercisable at March 31, 2017.

21 | Page

K. COMMUNICATION WITH THE BOARD OF DIRECTORS

Shareholders or other parties who wish to contact any of our directors either individually or as a group may do so by writing to Ross Eastley, Corporate Secretary, Algae Dynamics Corp. 37 – 4120 Ridgeway Drive, Mississauga, Ontario Canada, by telephone at (416) 219-3251 or by email to eastley@Algaedynamics.com specifying whether the communication is directed to the entire Board or to a particular director. Such letters are screened by Corporation personnel to filter out improper or irrelevant topics, such as solicitations, and to confirm that such communications relate to matters that are within the scope of responsibilities of the Board or a committee.

L. SHAREHOLDER PORPOSALS

A Shareholder intending to submit a proposal at the Company’s next annual meeting of shareholders must comply with the applicable provisions of the CBCA. The Company will include a shareholder proposal in the management circular and proxy statement prepared for such annual meeting of Shareholders provided such proposal is received by the Company at its head office on or before June 1, 2019 and provided such proposal is required by the CBCA to be included in such circular.

M. OTHER BUSINESS

The Board of Directors does not know of any other matter to be acted upon at the Meeting. However, if any other matter shall properly come before the Meeting, the proxyholders named in the proxy accompanying this Circular will have authority to vote all proxies in accordance with their discretion.

N. BOARD OF DIRECTORS APPROVAL

The contents of this Circular and the sending thereof to the Shareholders of the Corporation have been approved by the Board.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Richard Rusiniak
Chief Executive Officer
Dated: November 30, 2018 Mississauga, Ontario

22 | Page